                                                                     EXHIBIT 4.7


                         REGISTRATION RIGHTS AGREEMENT

                           Dated as of June 28, 2001


                                     among


                         Encompass Services Corporation


                                      and


                  The Subsidiaries Named in Schedule 1 hereto

                                 as Guarantors


                                      and


                           JP Morgan Securities Inc.

                   and the several Initial Purchasers listed

                              in Schedule 2 hereto

                                       as

                               Initial Purchasers

                               TABLE OF CONTENTS

1.   Definitions                                        1
       1933 Act                                         1
       1934 Act                                         1
       Broker Prospectus Period                         1
       Depositary                                       1
       Exchange Notes                                   1
       Exchange Offer                                   2
       Exchange Offer Registration                      2
       Exchange Offer Registration Statement            2
       Exchange Period                                  2
       Holders                                          2
       Holders' Counsel                                 2
       Indenture                                        2
       Initial Purchasers                               2
       Majority Holders                                 2
       Original Issue Date                              3
       Participating Broker-Dealer                      3
       Person                                           3
       Prospectus                                       3
       Purchase Agreement                               3
       Registration Default                             3
       Registration Expenses                            3
       Registration Statement                           4
       SEC                                              4
       Shelf Registration                               4
       Shelf Registration Statement                     4
       Transfer Restricted Notes                        4
       Trustee                                          5

2.   Registration Under the 1933 Act                    5
       (a)  Exchange Offer Registration                 5
       (b)  Shelf Registration                          7
       (c)  Expenses                                    8
       (d)  Effective Registration Statement            9
       (e)  Accrual and Payment of Additional Interest 10
       (f)  Specific Enforcement                       11

3.   Registration Procedures                            11

4.   Underwritten Registrations                         20

5.   Indemnification and Contribution                   20

6.   Miscellaneous                                      24
          (a)  Rule 144 and Rule 144A                   24
          (b)  No Inconsistent Agreements               24
          (c)  Amendments and Waivers                   25
          (d)  Notices                                  25
          (e)  Successors and Assigns                   25
          (f)  Third Party Beneficiary                  25
          (g)  Counterparts                             26
          (h)  Headings                                 26
          (i)  Governing Law                            26
          (j)  Entire Agreement                         26
          (k)  Severability                             26

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of June 28, 2001, by and among ENCOMPASS SERVICES CORPORATION, a Texas corporation (the "Company"), the subsidiaries named in Schedule 1 hereto (the "Guarantors" and, together with the Company, the "Issuers") and JP MORGAN SECURITIES INC. ("JP Morgan") and the several Initial Purchasers listed on
Schedule 2 hereto (collectively with JP Morgan, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated June 14, 2001 among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers of $135,000,000 aggregate principal amount of the Company's 10 1/2% Senior Subordinated Notes due 2009 in respect of which the Guarantors have provided guarantees (together with such guarantees, the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "Broker Prospectus Period" shall have the meaning set forth in Section 3(f)(C).

          "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that any such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Exchange Notes" shall mean 10 1/2% Senior Subordinated Notes due 2009 of the Company including the guarantees thereof, issued under the Indenture containing terms identical to the respective Notes (except that (i) interest on the Exchange Notes shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from
     [          ], 2001, (ii) certain transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to payment of additional inter-est shall be eliminated) to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

          "Exchange Offer" shall mean the exchange offer by the Company to exchange Exchange Notes for Transfer Restricted Notes pursuant to Section 2(a) and the other provisions of this Agreement.

          "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Period" shall have the meaning set forth in Section 2(a).

          "Holders" shall mean the Initial Purchasers, for so long as they own any Transfer Restricted Notes, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Transfer Restricted Notes under the Indenture.

          "Holders' Counsel'" shall mean an external United States counsel and external local counsel designated by the underwriters (or if an offering is not underwritten, by the Majority Holders) to represent them in connection with a Shelf Registration Statement.

          "Indenture" shall mean the Indenture relating to the Notes and the Exchange Notes dated as of April 30, 1999, as amended, among the Company, the guarantors named therein and The Bank of New York, as trustee (the "Trustee"), and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Initial Purchasers" shall have the meaning set forth in the preamble of this Agreement.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Transfer Restricted Notes outstanding; provided that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Notes is required hereunder, Transfer Restricted Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Original Issue Date" shall mean the date of original issuance of the Notes.

          "Participating Broker-Dealer" shall have the meaning set forth in
     Section 3(f).

          "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

          "Registration Default" shall have the meaning set forth in Section
     2(e).

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including, without limitation, in the case of an underwritten offering the reasonable fees and disbursements of Holders' Counsel in connection with state or other securities or blue sky qualification of any of the Transfer Restricted Notes), (iii) all expenses (including without limitation all duplicating and printing expenses, messenger and delivery expenses) of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Transfer Restricted Notes on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the reasonable fees and disbursements of counsel for the Company and of the independent public accountants of the Company and of any other experts retained by the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) premiums and other costs of policies of any insurance maintained by the Company against liabilities arising out of the public offering of the Transfer Restricted Notes being registered, (ix) the fees and ex-penses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD, if required by the NASD rules, in connection with the offering of the Transfer Restricted Notes in an underwritten offering, (x) the reasonable fees and expenses of the Trustee, including its counsel. Notwithstanding the foregoing, the Holders of the Transfer Restricted Notes being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such Transfer Restricted Notes and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly) (excluding advisors or other experts retained by the Company, as aforesaid).

          "Registration Statement" shall mean any registration statement of the Issuers which covers any of the Exchange Notes or Transfer Restricted Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Shelf Registration" shall mean a registration effected pursuant to
     Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuers pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Transfer Restricted Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Transfer Restricted Notes" shall mean each Note until (i) the date on which such Note has been exchanged by a Person (other than a Participating Broker-Dealer) for an Exchange Note in the Exchange Offer, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Note is eligible for distribution to the public pursuant to Rule 144(k) under the 1933 Act (or any similar provision then in force, but not Rule 144A under the 1933 Act), (v) the date on which such Note shall have been otherwise transferred by the Holder thereof and a new Note not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Note shall not require registration or qualifi-cation under the 1933 Act or any similar state law then in force or (vi) such Note ceases to be outstanding.

          "Trustee" shall mean the Trustee under the Indenture.

          2.  Registration Under the 1933 Act.

          (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Issuers shall (A) file an Exchange Offer Registration Statement with the SEC within 60 days after the Original Issue Date covering the offer by the Issuers to the Holders to issue Exchange Notes in exchange for all of their Transfer Restricted Notes, (B) use all reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective under the 1933 Act within 180 days after the Original Issue Date, (C) commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and keep the Exchange Offer open for acceptance for the Exchange Period, (D) use all reasonable efforts to issue, promptly after the end of the Exchange Period, Exchange Notes in exchange for all Notes that have been properly tendered for exchange during the Exchange Period, (E) use all reasonable efforts to consummate the Exchange Offer within 210 days after the Original Issue Date and
(F) use all reasonable efforts to maintain the effectiveness of the Exchange Offer Registration Statement during the Exchange Period and thereafter until the later of (i) such time as the Company has issued Exchange Notes in exchange for all Notes that have been properly tendered for exchange during the Exchange Period and (ii) the time period set forth in Section 3(f)(c). Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers) eligible and electing to exchange Transfer Restricted Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. For the purposes of this Agreement, the Exchange Offer will be deemed consummated if the Company makes the Exchange Offer, the Exchange Offer remains open for a period (the "Exchange Period") of 20 business days after the date notice thereof is mailed to the Holders (or such longer period as may be required by law), and the Company issues Exchange Notes in respect of all Notes that are properly tendered during the Exchange Period.

          In connection with the Exchange Offer, the Company shall:

             (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

             (ii) keep the Exchange Offer open for the Exchange Period;

             (iii) use the services of the Depositary for the Exchange Offer with respect to Notes evidenced by global certificates;

             (iv) permit Holders to withdraw tendered Transfer Restricted Notes at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged; and

             (v) otherwise comply with all applicable laws relating to the Exchange Offer.

          Promptly after the close of the Exchange Offer, the Company shall use all reasonable efforts to:

             (i) accept for exchange Transfer Restricted Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

             (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Transfer Restricted Notes so accepted for exchange by the Company; and

             (iii) cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Transfer Restricted Notes equal in principal amount to the principal amount of the Transfer Restricted Notes of such Holder so accepted for exchange.

          The Exchange Offer shall not be subject to any conditions, other than
(i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC and (ii) the tendering of Transfer Restricted Notes in accordance with the Exchange Offer. Each Holder of Transfer Restricted Notes who wishes to exchange such Transfer Restricted Notes for Exchange Notes in the Exchange Offer shall have represented that (i) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) it has no arrangement with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes (except that a Participating Broker Dealer shall not be required to make the representation provided by this clause (iii)). In addition each such Holder shall be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available. To the extent permitted by law and ascertainable by the Company, the Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Transfer Restricted Notes in the Exchange Offer. Notwithstanding anything to the contrary contained herein, it is understood and agreed that no Holder may exchange in the Exchange Offer any Transfer Restricted Notes, to the extent such Holder is not permitted to do so by applicable law or SEC policy.

          (b) Shelf Registration. If (i) the Issuers are not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy;
(ii) for any other reason, the Exchange Offer is not consummated (as defined in Section 2(a)) within 210 days after the Original Issue Date; (iii) any Holder of Notes notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) due to a change in law or SEC policy such Holder is not entitled to participate in the Exchange Offer, (b) due to a change in law or SEC policy such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (c) such Holder is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company; or (iv) the Holders of a majority in aggregate principal amount of the Notes are not eligible to participate in the Exchange Offer and to receive Exchange Notes that they may resell to the public without restriction under the 1933 Act and without restriction under applicable blue sky or state securities laws, the Issuers shall, at their cost:

             (A) use all reasonable efforts to file with the SEC, on or prior to the 60th day following the occurrence of any event specified in clauses
     (i) through (iv) above, a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Transfer Restricted Notes and set forth in such Shelf Registration Statement, and use their reasonable efforts to cause such Shelf Registration Statement to be declared effective under the 1933 Act within 120 days after the date of such filing obligation arises, provided that if the obligation to file the Shelf Registration Statement arises because the Exchange Offer has not been consummated within 210 days after the Original Issue Date, then the Issuers will use all reasonable efforts to file the Shelf Registration Statement on or prior to the 30th day after such filing obligation arises, provided, further, that, with respect to Exchange Notes received by a broker-dealer in exchange for any securities that were acquired by such broker-dealer as a result of market making or other trading activities, the Issuers may, if permitted by current interpretations by the SEC's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (A) solely with respect to broker-dealers who acquired their Notes as a result of market making or other trading activities, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

     In the event that the Issuers are required to file a Shelf Registration Statement, upon notice from any Holder not eligible to participate in the Exchange Offer pursuant to clause (iii) above or pursuant to clause (iv) above, the Issuers shall file and use all reasonable efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Transfer Restricted Notes that are eligible to participate in the Exchange Offer and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Transfer Restricted Notes held by such Holder after completion of the Exchange Offer;

             (B) use all reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years after its effective date or such shorter period which will terminate when all of the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and

             (C) notwithstanding any other provisions hereof, use all reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The Issuers further agree, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as reasonably practicable thereafter and to furnish to the Holders of Transfer Restricted Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Sections 2(a) and 2(b). In the case of any Shelf Registration Statement, the Majority Holders may, in each case, if they so elect, select Holders' Counsel to represent them (which may be counsel to the Initial Purchasers), in which event Registration Expenses shall include the reasonable fees and disbursements of such counsel. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, under-writing discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Notes pursuant to the Shelf Registration Statement.

          (d) Effective Registration Statement. (i) The Issuers will be deemed not to have used all reasonable efforts to cause a Registration Statement to become, or to remain, effective during the requisite periods set forth herein if any of the Issuers takes any action that could reasonably be expected to result in any such Registration Statement not being declared effective or in the Holders of Transfer Restricted Notes covered thereby not being able to exchange or offer and sell such Transfer Restricted Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Issuers in good faith and for valid business reasons (but not including avoidance of the Issuers' obligations hereunder), including a material corporate transaction, so long as the Issuers promptly comply with the requirements of
Section 3(k) hereof, if applicable.

          (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Transfer Restricted Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Transfer Restricted Notes pursuant to such Registration Statement may legally resume.

          (iii) Subject to and without limiting the Company's obligations to pay additional interest as provided in Section 2(e) and subject to Section 2(d) hereof, the Company may suspend the availability of a Shelf Registration Statement or, only during the Broker Prospectus Period, an Exchange Offer Registration Statement, and the use of the related Prospectus, as provided in
Section 3(e)(v) and the penultimate paragraph of Section 3 hereof, if any event shall occur as a result of which it shall be necessary, in the good faith determination of the Company, to amend the Shelf Registration Statement or Exchange Offer Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. If the Company shall so suspend the availability of a Shelf Registration Statement or Exchange Offer Registration Statement as aforesaid or if the Company shall give any notice to suspend the disposition of Transfer Restricted Notes pursuant to a Shelf Registration Statement or the disposition of Exchange Notes by Participating Broker-Dealers pursuant to the Exchange Offer Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, the Company shall be deemed to have used all reasonable efforts to keep such Registration Statement effective during such period of suspension; provided that the Company shall use all reasonable efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Registration Statement and shall extend the period dur-ing which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may delay the filing of any such amendment or supplement pursuant to this paragraph if the Company in good faith has a valid business reason for such delay; provided, however, that any delays pursuant to this sentence shall not exceed 60 days in the aggregate. Notwithstanding the foregoing, if, pursuant to this paragraph, a Shelf Registration Statement or Exchange Offer Registration Statement is suspended or otherwise not usable in connection with resales of Notes covered thereby (or, in the case of the Exchange Offer Registration Statement, resales of Exchange Notes by Participating Broker-Dealers) for a period exceeding 60 days in the aggregate, whether or not consecutive, a Registration Default shall be deemed to have occurred under paragraph (iv) or (v), as the case may be, of the definition thereof in Section 2(e) hereof (whether or not any other Registration Default has occurred), and in all such events, the Company will be required to pay additional interest as provided in Section 2(e) hereof.

          (e) Accrual and Payment of Additional Interest. In the event that a Registration Default exists, then the Company shall pay additional interest on the Transfer Restricted Notes (in addition to the interest otherwise due on the Notes) in cash on each Interest Payment Date (as defined in the Indenture) in an amount equal to one-quarter of one percent (0.25%) per annum of the principal amount of the Transfer Restricted Notes, with respect to the first 90-day period (or portion thereof) following such Registration Default. The amount of such additional interest will increase by an additional one-quarter of one percent (0.25%) to a maximum of one percent (1.0%) per annum for each subsequent 90-day period (or portion thereof) until each such Registration Default has been cured. A "Registration Default" will exist (subject to the following sentence) if (i) the Company fails to file any of the registration statements required by this Agreement on or prior to the date specified for such filing, (ii) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, (iii) the Exchange Offer is required to be consummated under this Agreement and is not consummated within 210 days after the Original Issue Date, (iv) the Shelf Registration Statement is declared effective but thereafter, during the period for which the Company is required to maintain the effectiveness of such registration statement, it ceases to be effective or usable in connection with the resale of the Notes covered by such registration statement for a period of 60 days, whether or not consecutive, other than for valid business reasons or (v) the Exchange Offer Registration Statement is declared effective but thereafter, during the Broker Prospectus Period, it ceases to be effective (or the Company restricts the use of the prospectus included therein) for a period of 60 days, whether or not consecutive other than for valid business reasons. Notwithstanding the foregoing, any Registration Default specified in clause (i), (ii) or (iii) of the preceding sentence that relates to the Exchange Offer Registration Statement or the Exchange Offer shall be deemed cured at such time as the Shelf Registration Statement is declared effective by the SEC. Following the cure of all Registration Defaults the accrual of additional interest on the Transfer Restricted Notes will cease and the interest rate will revert to the original rate; provided, however, that if, after any such additional interest ceases to accrue, a different event specified in clause (i),
(ii), (iii), (iv) or (v) of the definition of Registration Default above occurs, such additional interest shall begin to accrue again pursuant to the foregoing provisions. Notwithstanding any of the foregoing, additional interest shall not accrue at any time that there are no Transfer Restricted Notes outstanding.

          The Company shall notify the Trustee within five business days after the occurrence of each event specified in clause (i), (ii), (iii), (iv) or (v) of the definition of Registration Default above. The Company shall pay the additional interest due on the Transfer Restricted Notes by depositing with the Trustee, in trust, for the benefit of the Holders thereof, by 12:00 noon, New York City time, on or before the applicable semi-annual Interest Payment Date for the Transfer Restricted Notes, immediately available funds in sums sufficient to pay the additional interest then due. The additional interest amount due shall be payable on each Interest Payment Date to the record Holder of Transfer Restricted Notes entitled to receive the interest payment to be made on such date as set forth in the Indenture. Additional interest pursuant to this Section 2(e) constitutes liquidated damages with respect to Registration Defaults and shall be the exclusive monetary remedy available to the Holders and/or the Initial Purchasers with respect to any Registration Default.

          (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuers acknowledge that any failure by them to comply with their obligations under Sections 2(a), 2(b) or 3(f) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers' obligations under
Section 2(a), 2(b) or 3(f).

          3. Registration Procedures. In connection with the obligations of the Issuers with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Issuers shall:

          (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Notes by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith and use all reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each

     Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and in the case of a Shelf Registration Statement comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Notes, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Transfer Restricted Notes is being filed and advising such Holders that the distribution of Transfer Restricted Notes will be made in accordance with the method elected by the Majority Holders; provided that this clause (i) shall not apply with respect to regular filings of any document or report under the 1934 Act, at any time following the effectiveness of the applicable Registration Statement hereunder where such filing is made as part of the Company's periodic disclosure obligations under Sections 13 and 15 of the 1934 Act; and (ii) furnish to each Holder of Transfer Restricted Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Transfer Restricted Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Transfer Restricted Notes; and (iii) subject to the penultimate paragraph of this
     Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offering and sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto;

          (d) use all reasonable efforts to register or qualify the Transfer Restricted Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Transfer Restricted Notes covered by a Registration Statement and each underwriter of an underwritten offering of Transfer Restricted Notes shall reasonably request by the time the Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Transfer Restricted Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Transfer Restricted Notes and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, provided that this clause (i) shall not apply with respect to regular filings of any document or report under the 1934 Act, at any time following the effectiveness of the applicable Registration Statement hereunder, where such filing is made as part of the Company's periodic disclosure obligations under Sections 13 and 15 of the 1934 Act, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transfer Restricted Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective (including as contemplated in Section 2(d)(iii) hereof) which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Transfer Restricted Notes for Exchange Notes for the resale of such Exchange Notes,
     (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Notes for Transfer Restricted Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (iv) subject to Section 2(d)(iii) and the penultimate paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

          "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Transfer Restricted Notes, it represents that the Transfer Restricted Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act";

             (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use all reasonable efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Initial Purchasers, unless it elects not to act as such representative) a "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

             (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use all reasonable efforts to maintain the effectiveness of the Exchange Offer Registration Statement and to make available a prospectus meeting the requirements of the 1933 Act to any Participating Broker-Dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer (subject to the penultimate paragraph of Section 3). The obligation of the Company to maintain the effectiveness of the Exchange Offer Registration Statement and make such prospectus available will commence on the day that the Exchange Offer is consummated and continue in effect for a 180-day period (the "Broker Prospectus Period"); provided, however, that, if for any day during such period the Company restricts the use of such Exchange Offer Registration Statement or prospectus, the Broker Prospectus Period shall be extended on a day-for-day basis.

          (g) (A) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish Holders' Counsel with copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

          (i) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Notes to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends, and cause such Transfer Restricted Notes to be in such denominations (consistent with the provisions of the Indenture) in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least one business day prior to the closing of any sale of Transfer Restricted Notes;

          (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(v) hereof, use all reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (l) obtain CUSIP numbers for all Exchange Notes, or Transfer Restricted Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes in a form eligible for deposit with the Depositary; provided that the Company shall cause the CUSIP number for the Exchange Notes to be the same as the CUSIP number for the publicly traded notes issued in exchange for the Company's 10 1/2% Senior Subordinated Notes issued on April 30, 1999;

          (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes, or Transfer Restricted Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use all reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (n) in the case of a Shelf Registration, take the following actions and take all other customary and appropriate actions (including those reasonably requested by the holders of a majority in principal amount of the Transfer Restricted Notes being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Notes and in such connection:

               (i) If requested by Holders' Counsel, make such representations and warranties to the Holders of such Transfer Restricted Notes in form, substance and scope as are customarily made in connection with shelf registrations of the type contemplated by this Agreement (such representations and warranties to be agreed upon by the Holders' Counsel and the Company, such agreement not to be unreasonably withheld); provided, however, that in the case of an underwritten offering the Company shall make such representations and warranties to the Holders of such Transfer Restricted Notes and the underwriters in form, substance and scope as are customarily made by issuers in connection with primary underwritten offerings of debt securities comparable to the Notes (such representations and warranties to be agreed upon by the Holders' Counsel, the underwriters and the Company, such agreement not to be unreasonably withheld);

               (ii) If requested by Holders' Counsel, obtain (at all times such opinions are customarily obtained) opinions of counsel to the Company and updates thereof addressed to each selling Holder covering the matters in form, substance and scope customarily covered in opinions delivered in connection with shelf registrations of the type contemplated by this Agreement (such opinions to be agreed upon by Holders' Counsel and the Company, such agreement not to be unreasonably withheld); provided, however, that in the case of an underwritten offering such opinions shall also be addressed to the underwriters and also cover the matters customarily covered in opinions delivered by issuers in connection with primary underwritten offerings of debt securities comparable to the Notes (such additional opinions to be agreed upon by the underwriters and the Company, such agreement not to be unreasonably withheld);

               (iii) If requested by Holders' Counsel, obtain (at all times such letters are customarily obtained) "cold comfort" letters and updates thereof from the independent certified public accountants to the Company and to any other entity for which financial statements or other financial information or schedules are included in the Registration Statement, each addressed to the selling Holders of Transfer Restricted Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters delivered to selling security holders in connection with shelf registrations of the type contemplated by this Agreement (such letters to be agreed upon by Holders' Counsel and such accountants, such agreement not to be unreasonably withheld); provided, however, that in the case of an underwritten offering such letters shall also be addressed to the underwriters and cover the matters customarily covered in "comfort letters" delivered by issuers in connection with primary underwritten offerings of debt securities comparable to the Notes (such letters to be agreed upon by the underwriters and such accountants, such agreement not to be unreasonably withheld);

               (iv) if requested by the Majority Holders, enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Transfer Restricted Notes, which agreement shall be in form, substance and scope customary for similar offerings;

               (v) if an underwriting agreement is entered into in the case of an underwritten offering, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 5 hereof;

               (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings; and

               (vii) in the case of an underwritten offering, enter into customary agreements required in connection therewith (including a customary underwriting agreement).

     The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and
     (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Transfer Restricted Notes of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such un-derwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (o) For a reasonable period prior to the filing of a Shelf Registration Statement and prior to the execution of any underwriting or similar agreement make available for inspection by Holders' Counsel and any underwriters participating in an underwritten offering pursuant to a Shelf Registration Statement and not more than one accounting firm retained by the Majority Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such Persons, in connection with a Registration Statement; provided that any such records, documents, properties and such information shall be kept confidential by any such Persons and shall be used only in connection with such Registration Statement, unless disclosure thereof is made in connection with a court proceeding or required by law, or such information has become available (not in violation of this agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and the Company shall be entitled to request that such Persons sign a confidentiality agreement to the foregoing effect;

          (p) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or their counsel may reasonably request and is agreed to by the Company (such agreement not to be unreasonably withheld); (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, other than amendments comprising regular filings of any document or report under the 1934 Act, at any time following the effectiveness of the applicable Registration Statement hereunder, where such filing is made as part of the Company's periodic disclosure obligations under Sections 13 and 15 of the 1934 Act, provide copies of such document to Holders' Counsel, to the Initial Purchasers, and to the underwriter or underwriters of an underwritten offering of Transfer Restricted Notes, if any, and make such changes in any such document prior to the filing thereof as counsel to the Initial Purchasers, Holders' Counsel or any underwriter may request and is agreed to by the Company (such agreement not to be unreasonably withheld); and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by Holders' Counsel, the Initial Purchasers on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which Holders' Counsel, the Initial Purchasers or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their coun-sel or any underwriter shall reasonably object within a reasonable time period unless, in the opinion of counsel to the Company, such filing is required by law;

          (q) in the case of a Shelf Registration, use all reasonable efforts to cause all Transfer Restricted Notes to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Transfer Restricted Notes, if any;

          (r) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable (but not until the end of the first full fiscal quarter following effectiveness), an earnings statement covering at least 12 months which shall satisfy the provisions of
     Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (s) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

          In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Transfer Restricted Notes to furnish to the Company such information regarding such Holder (and if such Holder is not the beneficial owner, the beneficial owner) and the proposed distribution by such Holder (and if such Holder is not the beneficial owner, the beneficial owner) of such Transfer Restricted Notes as the Company may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement or, during the Broker Prospectus Period only, in the case of an Exchange Offer Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vii) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to such Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Notes current at the time of receipt of such notice. Each Holder agrees to keep confidential the cause of any such notice of suspension or other information provided to them by the Company with respect thereto or any other event which would materially adversely affect the Company.

          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the 1933 Act or any similar federal statute then in force, the deletion of the reference to such Holder.

          4. Underwritten Registrations. (a) If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the holders of a majority in aggregate principal amount of such Transfer Restricted Notes included in such offering, provided such banker or manager is acceptable to the Company, acting reasonably.

          (b) No Holder of Transfer Restricted Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Notes on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          5. Indemnification and Contribution. (a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Transfer Restricted Notes, and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Transfer Restricted Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; pro-vided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

             (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of one counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent (i) arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers, any Holder, including Participating Broker-Dealers, or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (ii) resulting from the use of the Prospectus during a period when the use of the Prospectus has been suspended in accordance with Section 2(d)(iii), Section 3(e)(v) and the penultimate paragraph of Section 3 hereof, provided, in each case, that Holders received prior notice of such suspension.

          (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each underwriter who participates in an offering of Transfer Restricted Notes and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, a Guarantor, any underwriter or any other selling Holder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Notes pursuant to such Shelf Registration Statement.

          (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall give notice as promptly as reasonably practicable to each Person against whom such indemnity may be sought (the "indemnifying party"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 5(a) above, counsel to the indemnified parties shall (subject to the following sentence) be selected by JP Morgan, and, in the case of parties indemnified pursuant to Section 5(b) above, counsel to the indemnified parties shall be selected by the Company. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the provisos to the preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by JP Morgan in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding, by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 5(d)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice of the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

          (e) If the indemnification provided for in any of the indemnity provisions set forth in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors, the Initial Purchasers and the Holders of the Transfer Restricted Notes agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity, and the Holders were treated as one entity, for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. Notwithstanding the provisions of this
Section 5(e), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of Transfer Restricted Notes exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          6.  Miscellaneous.

          (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, and that if it ceases to be so required to file such reports, it will upon the request of any Holder of Transfer Restricted Notes (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and take such further action as any Holder of Transfer Restricted Notes may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Transfer Restricted Notes without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder of Transfer Restricted Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b) No Inconsistent Agreements. The Company has not entered into nor will it on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Transfer Restricted Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Transfer Restricted Notes affected by such amendment, modification, supplement, waiver or departure, provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Transfer Restricted Notes unless consented to in writing by such Holder.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this
Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Issuers, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Notes, in any manner, whether by operation of law or otherwise, such Transfer Restricted Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuers on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (j) Entire Agreement. This Agreement embodies the entire agreement and understanding between the Issuers and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                       ENCOMPASS SERVICES CORPORATION

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                                  GUARANTORS:

                              A-1 Mechanical of Lansing, Inc.
                              AA Advance Air, Inc.
                              AA Jarl, Inc.
                              A-ABC Appliance, Inc.
                              A-ABC Services, Inc.
                              Air Conditioning, Plumbing & Heating Service Co.,
                                 Inc.
                              Aircon Energy Incorporated
                              Air Systems, Inc.
                              Airtron, Inc.
                              Airtron of Central Florida, Inc.
                              American Air Company, Inc.
                              AMS Arkansas, Inc.
                              Atlantic Industrial Constructors, Inc.
                              B&R Electrical Services, Inc.
                              Barr Electric Corp.
                              Building One Commercial, Inc.
                              Building One Service Solutions, Inc.
                              BUYR, Inc.
                              Callahan Roach Products & Publications, Inc.
                              Cardinal Contracting Corporation
                              Central Air Conditioning Contractors, Inc.
                              Central Carolina Air Conditioning Company
                              Chapel Electric Co.
                              Charlie Crawford, Inc.
                              Clark Converse Electric Service, Inc.
                              Colonial Air Conditioning Company
                              Commercial Air Holding Company
                              Commercial Air, Power and Cable, Inc.

                              Conch Republic Corp.
                              Continental Electrical Construction Co.
                              Costa and Rihl, Inc.
                              Costner Brothers, Inc.
                              Cramar Electric, Inc.
                              C.R. Hipp Construction Co., Inc.
                              Del-Air Service Company, Inc.
                              Delta Innovations, Ltd., a limited liability company, by Roth Companies Incorporated, its sole member
                              Divco, Inc.
                              Diversified Management Services U.S.A., Inc.
                              Dynalink Corporation
                              EDG Power Group, Inc.
                              EET Holdings, Inc.
                              Electrical Contracting, Inc.
                              Electrical Design & Construction, Inc.
                              Engineering Design Group, Inc.
                              Encompass Electrical Technologies Central
                                 Tennessee, Inc.
                              Encompass Electrical Technologies Eastern
                                 Tennessee, Inc.
                              Encompass Electrical Technologies - Florida, LLC, by EET Holdings, Inc., its sole member
                              Encompass Electrical Technologies Georgia, Inc. Encompass Electrical Technologies Jacksonville,
                                 Inc.
                              Encompass Electrical Technologies North
                              Carolina, Inc.
                              Encompass Electrical Technologies North
                              Florida, Inc.
                              Encompass Electrical Technologies of Nevada, Inc. Encompass Electrical Technologies of New
                              England, Inc.
                              Encompass Electrical Technologies Projects Group,
                                 Inc.
                              Encompass Electrical Technologies South
                              Carolina, Inc.
                              Encompass Electrical Technologies Southeast, Inc.

                              Encompass Electrical Technologies Western
                                 Tennessee, Inc.
                              Encompass Electrical Technologies of Texas, Inc. Encompass Facility Services, Inc.
                              Encompass Global Technologies, Inc.
                              Encompass Mechanical Services Southeast, Inc. Encompass Plumbing, Inc.
                              Encompass Services Holding Corp.
                              Encompass Services Indiana L.L.C., by Airtron, Inc., Cardinal Contracting Corporation,
                              Roth Companies Incorporated, Inc.,
                              its sole members
                              Encompass Ind./Mech. of Texas, Inc.
                              ESR PC, L.P., by Conch Republic Corp., general
                                 partner
                              Evans Services, Inc.
                              FacilityDirect.com, LLC,
                              by Building One Service Solutions, Inc., its sole
                                 member
                              The Farfield Company
                              Ferguson Electric Corporation
                              Fred Clark Electrical Contractor, Inc.
                              Gamewell Mechanical, Inc.
                              Garfield-Indecon Electrical Services, Inc.
                              Gilbert Mechanical Contractors, Inc.
                              Gregory Electric, Inc.
                              GroupMAC Texas, L.P.,
                              by Encompass Services Holding Corp.,
                               general partner
                              Gulf States, Inc.
                              Hallmark Air Conditioning, Inc.
                              HPS Plumbing Services, Inc.
                              Hungerford Mechanical Corporation
                              HVAC Services, Inc.
                              Hydro Cooling, Inc.
                              Interstate Building Services, L.L.C.,
                              by Building One Service Solutions, Inc., its sole
                                 member
                              Isla Morada, LLC, by Conch Republic Corp., its
                                 sole member

                              Ivey Mechanical Services, L.L.C.,
                              by Encompass Mechanical Services
                              Southeast, Inc., its sole member
                              K&N Plumbing, Heating and Air Conditioning, Inc. Laney's, Inc.
                              The Lewis Companies, Inc.
                              Lexington/Ivey Mechanical Company, L.L.C., by Encompass Mechanical Services
                              Southeast, Inc., its sole member
                              Linford Service Co.
                              L.T. Mechanical, Inc.
                              MacDonald-Miller Co., Inc.
                              MacDonald-Miller Industries, Inc.
                              MacDonald-Miller of Oregon, Inc.
                              MacDonald-Miller Service, Inc.
                              Masters, Inc.
                              Mechanical Services of Orlando, Inc.
                              Merritt Island Air & Heat, Inc.
                              National Network Services, Inc.
                              Oil Capital Electric, Inc.
                              Omni Mechanical Company
                              Omni Mechanical Services,
                              by Omni Mechanical Company, general
                              partner
                              Pacific Rim Mechanical Contractors, Inc.
                              Paul E. Smith Co., Inc.
                              Phoenix Electric Company
                              Pro Wire Security Systems, Inc.
                              Ray and Claude Goodwin, Inc.
                              Regency Electric Company South Florida Office,
                                 Inc.
                              Reliable Mechanical, Inc.
                              Riviera Electric of California, Inc.
                              Robinson Mechanical Company
                              Romanoff Electric Corp.
                              Roth Companies Incorporated
                              Sanders Bros., Inc.
                              Sequoyah Corporation
                              Sibley Services, Incorporated
                              SKC Electric, Inc.
                              SKCE, Inc.

                              S.L. Page Corporation
                              Snyder Mechanical
                              Southeast Mechanical Service, Inc.
                              Stephen C. Pomeroy, Inc.
                              Sterling Air Conditioning, Inc.
                              Sun Plumbing, Inc.
                              Taylor-Hunt Electric, Inc.
                              Team Mechanical, Inc.
                              Tower Electric Company
                              Town & Country Electric, Inc.
                              Tri-City Electrical Contractors, Inc.
                              Tri-M Corporation
                              Tri-State Acquisition Corp.
                              United Acquisition Corp.
                              United Service Alliance, Inc.
                              Van's Comfortemp Air Conditioning, Inc.
                              Vantage Mechanical Contractors, Inc.
                              Vermont Mechanical, Inc.
                              Wade's Heating & Cooling, Inc.
                              Watson Electrical Construction Co.
                              Wiegold & Sons, Inc.
                              Willis Refrigeration, Air Conditioning & Heating,
                                 Inc.
                              Wilson Electric Company, Inc.
                              Yale Incorporated

                              By:
                                 ------------------------------------
                                 Name:   Gray H. Muzzy
                                 Title:  Vice President

                              Acting on Behalf of Each of the Above

                              Encompass Management Co.

                              By:
                                 ------------------------------------
                                 Name:   Gray H. Muzzy
                                 Title:  Senior Vice President

                                  Encompass Electrical Technologies - Rocky
                                  Mountains, Inc.

                                  By:
                                    ------------------------------------
                                    Name:   Daniel W. Kipp
                                    Title:  Vice President

                                  ChiP Corp.

                                  Wayzata, Inc.

                                  By:
                                    ------------------------------------
                                     Name:   Layne Albert
                                     Title:  Vice President

Accepted:  June 28, 2001

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 2 hereto.

By
  -------------------------------
Name:
Title:

                                                                      Schedule 1

                              SUBSIDIARY COMPANIES

        Name of Subsidiary                                     Jurisdiction
        ------------------                                     ------------
A-1 Mechanical of Lansing, Inc.                                   Michigan
AA Advance Air, Inc.                                               Florida
AA Jarl, Inc.                                                     Delaware
A-ABC Appliance, Inc.                                               Texas
A-ABC Services, Inc.                                              Delaware
Air Conditioning, Plumbing & Heating Service Co., Inc.            Colorado
Aircon Energy Incorporated                                       California
Air Systems, Inc.                                                California
Airtron, Inc.                                                     Delaware
Airtron of Central Florida, Inc.                                   Florida
American Air Company, Inc.                                       California
AMS Arkansas, Inc.                                                Arkansas
Atlantic Industrial Constructors, Inc.                            Virginia
B&R Electrical Services, Inc.                                     Maryland
Barr Electric Corp.                                               Delaware
Building One Commercial, Inc.                                     Missouri
Building One Service Solutions, Inc.                              Virginia
BUYR, Inc.                                                        Delaware
Callahan Roach Products & Publications, Inc.                      Colorado
Cardinal Contracting Corporation                                   Indiana
Central Air Conditioning Contractors, Inc.                        Delaware
Central Carolina Air Conditioning Company                      North Carolina
Chapel Electric Co.                                                 Ohio
Charlie Crawford, Inc.                                            Delaware
ChIP Corp.                                                        Delaware
Clark Converse Electric Service, Inc.                               Ohio
Colonial Air Conditioning Company                                 Delaware
Commercial Air Holding Company                                    Maryland
Commercial Air, Power and Cable, Inc.                             Maryland
Conch Republic Corp.                                              Delaware
Continental Electrical Construction Co.                           Delaware
Costa and Rihl, Inc.                                             New Jersey

Costner Brothers, Inc.                                                      South Carolina
Cramar Electric, Inc.                                                            Kansas
C.R. Hipp Construction Co., Inc.                                             South Carolina
Del-Air Service Company, Inc.                                                   Tennessee
Delta Innovations, Ltd.                                                           Ohio
Divco, Inc.                                                                    Washington
Diversified Management Services U.S.A., Inc.                                    Virginia
Dynalink Corporation                                                              Ohio
EDG Power Group, Inc.                                                           Oklahoma
EET Holdings, Inc.                                                              Delaware
Electrical Contracting, Inc.                                                   California
Electrical Design & Construction, Inc.                                          Oklahoma
Encompass Electrical Technologies Central Tennessee, Inc.                       Tennessee
Encompass Electrical Technologies Eastern Tennessee, Inc.                       Tennessee
Encompass Electrical Technologies - Florida, LLC                                Delaware
Encompass Electrical Technologies Georgia, Inc.                                  Georgia
Encompass Electrical Technologies Jacksonville, Inc.                             Florida
Encompass Electrical Technologies of Nevada, Inc.                                Nevada
Encompass Electrical Technologies of New England, Inc.                          Delaware
Encompass Electrical Technologies North Carolina, Inc.                       North Carolina
Encompass Electrical Technologies North Florida, Inc.                            Florida
Encompass Electrical Technologies Projects Group, Inc.                           Florida
Encompass Electrical Technologies - Rocky Mountains, Inc.                        Florida
Encompass Electrical Technologies South Carolina, Inc.                       South Carolina
Encompass Electrical Technologies Southeast, Inc.                                Florida
Encompass Electrical Technologies of Texas, Inc.                                  Texas
Encompass Electrical Technologies Western Tennessee, Inc.                       Tennessee
Encompass Facility Services, Inc.                                               Delaware
Encompass Global Technologies, Inc.                                             Delaware
Encompass Ind./Mech. of Texas, Inc.                                             Delaware
Encompass Management Co.                                                        Delaware
Encompass Mechanical Services Southeast, Inc.                                  Mississippi
Encompass Plumbing, Inc.                                                       New Jersey
Encompass Services Holding Corp.                                                Delaware
Encompass Services Indiana L.L.C.                                                Indiana
Engineering Design Group, Inc.                                                  Oklahoma
ESR PC, L.P.                                                                      Texas
Evans Services, Inc.                                                             Alabama
FacilityDirect.com, LLC                                                         Virginia

The Farfield Company                                                            Delaware
Ferguson Electric Corporation                                                   Delaware
Fred Clark Electrical Contractor, Inc.                                            Texas
Gamewell Mechanical, Inc.                                                    North Carolina
Garfield-Indecon Electrical Services, Inc.                                        Ohio
Gilbert Mechanical Contractors, Inc.                                            Minnesota
Gregory Electric, Inc.                                                          Delaware
GroupMAC Texas, L.P.                                                              Texas
Gulf States, Inc.                                                                 Texas
Hallmark Air Conditioning, Inc.                                                 Delaware
HPS Plumbing Services, Inc.                                                    California
Hungerford Mechanical Corporation                                               Virginia
HVAC Services, Inc.                                                               Ohio
Hydro Cooling, Inc.                                                              Florida
Interstate Building Services, L.L.C.                                            Virginia
Isla Morada, LLC                                                                Delaware
Ivey Mechanical Services, L.L.C.                                                  Texas
K&N Plumbing, Heating and Air Conditioning, Inc.                                Delaware
Laney's, Inc.                                                                   Delaware
Lexington/Ivey Mechanical Company, L.L.C.                                       Kentucky
The Lewis Companies, Inc.                                                       Oklahoma
Linford Service Co.                                                            California
L.T. Mechanical, Inc.                                                           Delaware
MacDonald-Miller Co., Inc.                                                     Washington
MacDonald-Miller Industries, Inc.                                              Washington
MacDonald-Miller of Oregon, Inc.                                                Delaware
MacDonald-Miller Service, Inc.                                                 Washington
Masters, Inc.                                                                   Maryland
Mechanical Services of Orlando, Inc.                                             Florida
Merritt Island Air & Heat, Inc.                                                 Delaware
National Network Services, Inc.                                                 Delaware
Oil Capital Electric, Inc.                                                      Oklahoma
Omni Mechanical Company                                                         Oklahoma
Omni Mechanical Services                                                        Oklahoma
Pacific Rim Mechanical Contractors, Inc.                                       California
Paul E. Smith Co., Inc.                                                          Indiana
Phoenix Electric Company                                                        Delaware
Pro Wire Security Systems, Inc.                                                  Kansas
Ray and Claude Goodwin, Inc.                                                     Florida

Regency Electric Company South Florida Office, Inc.                              Florida
Reliable Mechanical, Inc.                                                       Delaware
Riviera Electric of California, Inc.                                           California
Robinson Mechanical Company                                                     Colorado
Romanoff Electric Corp.                                                           Ohio
Roth Companies Incorporated                                                      Indiana
Sanders Bros., Inc.                                                          South Carolina
Sequoyah Corporation                                                           Washington
Sibley Services, Incorporated                                                   Tennessee
SKC Electric, Inc.                                                               Kansas
SKCE, Inc.                                                                       Kansas
S. L. Page Corporation                                                           Florida
Snyder Mechanical                                                                Nevada
Southeast Mechanical Service, Inc.                                               Florida
Stephen C. Pomeroy, Inc.                                                        Delaware
Sterling Air Conditioning, Inc.                                                 Delaware
Sun Plumbing, Inc.                                                               Florida
Taylor-Hunt Electric, Inc.                                                        Utah
Team Mechanical, Inc.                                                             Utah
Tower Electric Company                                                          Delaware
Town & Country Electric, Inc.                                                   Wisconsin
Tri-City Electrical Contractors, Inc.                                            Florida
Tri-M Corporation                                                             Pennsylvania
Tri-State Acquisition Corp.                                                      Nevada
United Acquisition Corp.                                                          Iowa
United Service Alliance, Inc.                                                   Delaware
Van's Comfortemp Air Conditioning, Inc.                                          Florida
Vantage Mechanical Contractors, Inc.                                            Maryland
Vermont Mechanical, Inc.                                                        Delaware
Wade's Heating & Cooling, Inc.                                                   Florida
Watson Electrical  Construction Co.                                          North Carolina
Wayzata, Inc.                                                                   Delaware
Wiegold & Sons, Inc.                                                             Florida
Willis Refrigeration, Air Conditioning & Heating, Inc.                            Ohio
Wilson Electric Company, Inc.                                                    Arizona
Yale Incorporated                                                               Minnesota

                                                                      Schedule 2

Initial Purchaser
-----------------

Banc of America Securities LLC
Credit Suisse First Boston Corporation
Deutsche Banc Alex. Brown Inc.
First Union Securities, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
Banc One Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.